EXHIBIT 10.11

                                 RETAIL LICENSE
                         WARNER BROS. CONSUMER PRODUCTS
                                 #6832-SPJ/WBLT

LICENSE AGREEMENT made 3-22-96, by and between Warner Bros., a division of Time Warner Entertainment Company, L.P., c/o Warner Bros. Consumer Products, a Time Warner Entertainment Company, 4000 Warner Blvd. Burbank, CA 91522 (hereinafter referred to as "LICENSOR") and Ace Novelty Company, Inc., whose address is 13434 Northeast 16th Street, Bellevue, WA 98005 Attn: Saul Gamoran (hereinafter referred to as "LICENSEE").

                                  WITNESSETH:

      The Parties hereto agree as follows:

1. DEFININTIONS: As used in the Agreement, the following term shall have the following respective meanings:

      (a) "Licensed Property(s)":

      1. Those certain elements depicted in the theatrical motion picture entitled "SPACE JAM" (the "Motion Picture"), including all trademarks, copyrights, related logos, indicia, set and costume designs, and other elements depicted therein. In addition, the Licensed Property shall also include the representations, names, logos, movements, personalities, artwork, photographs, and other material in connection with the animated characters NERDLUCKS, MONSTARS, SWACKHAMMER, and LOLA BUNNY as well as the following "Looney Tunes" animated characters as depicted in the Motion
            Picture: BUGS BUNNY, DAFFY DUCK, SYLVESTER, TWEETY, ROAD RUNNER, WILE E. COYOTE, TASMANIAN DEVIL, ELMER FUDD, PORKY PIG, YOSEMITE SAM, PEPE LE PEW AND MARVIN THE MARTIAN only. Specifically excluded herein, however, is the right to reproduce the likenesses of the actors and actresses in the Motion Picture (the "Performer(s)") except to the extent specifically permitted otherwise in writing by Licensor and then only to the extent the Performer(s) have granted merchandising rights to Licensor. Notwithstanding the foregoing, all uses of any of the elements set forth above, including the names and likenesses of any of the performer(s) afforded hereunder must be specifically approved in writing by Licensor, pursuant to Paragraph 9 herein. It is specifically understood that subject to approval of the specific Licensed Product(s), the license granted hereunder shall include the right to use the name and likeness of Michael Jordan. However, Licensee understands and agrees that Licensee has no rights in and to Michael Jordan's voice and that Michael Jordan's voice shall not be utilized or reproduced under any circumstances.

            Licensee acknowledges that the rights granted herein are limited only to the elements contained in the Motion Picture and that any and all rights in, to or associated with any subsequently produced motion picture, as well as with any sequels thereto, as well as with any subsequently produced television series are specifically excluded herefrom.

      2.    The representations, names, logos, movements, personalities, artwork, photographs and other material in connection with the following "LOONEY TUNES" characters: BUGS BUNNY, SYLVESTER, TWEETY, PORKY PIG, SPEEDY GONZALES, DAFFY DUCK, ROAD RUNNER, WILE E. COYOTE, YOSEMITE SAM, TASMANIAN DEVIL, PETUNIA PIG, FOGHORN LEGHORN, HENERY HAWK, SHE-DEVIL, HECTOR, MARC ANTHONY, PEPE LE PEW, PENELOPE, MARVIN THE MARTIAN, SYLVESTER JR., GRANNY, PUSSYFOOT, GOSSAMER and MICHIGAN
            J. FROG only.
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                              *Omitted and filed separately with the Commission.

      (b) "Licensed Product(s)":

      1.    Exclusive Products including:

            i) Plush Characters
            ii) Plush Puppets
            iii) Plush with features
                 (for example pull-string design)
            iv) Plush Marionettes

      2.    Non Exclusive Products including:

            v) *REDACTED
            vi) *REDACTED
            vii) *REDACTED
            viii) *REDACTED
            ix) *REDACTED
            x) *REDACTED
            xi) *REDACTED
            xii) *REDACTED
            xiii) *REDACTED
            xiv) *REDACTED
            xv) *REDACTED
            xvi) *REDACTED

            The above mentioned Licensed Products (i) through (xvi) shall be distributed in Mass Market in the United States and Canada; and Amusement Industry and Licensee's Fund Raising Division in the United States only.

      3.    Non Exclusive Products for "Space Jam" only:
            (without M. Jordan's likeness)
            xvii) *REDACTED
            xviii) *REDACTED
            xix) *REDACTED
            xx) *REDACTED
            xxi) *REDACTED
            xxii) *REDACTED
            xxiii) *REDACTED
            xxiv) *REDACTED
            xxv) *REDACTED
            xxvi) *REDACTED

            The above mentioned Licensed Products (xvii) through (xxv) shall only be distributed in the United States through the Amusement Industry (as defined herein) and Licensee's Fund Raising Division; and through Licensed Product (xxvi) may be distributed and sold in Mass Market, Amusement Industry and Licensee's Fund Raising Division.

            Sales through the Amusement Industry channel of distribution are to be awarded as prized in connection with games of skill and are not be sold to the general public under any circumstance. Furthermore, fund raising sales on a non-exclusive basis, may be through direct mail, prize programs and in-school sales.

            Distribution in Canada: Mass Merchandisers in toy department only, Mass Markets (toy department only), Toy Wholesalers, Supermarkets, Toy Stores, Catalog Show Rooms and Drug Store Chains.

            It is understood and agreed between the parties that then above mentioned Licensed Products shall not be packaged and sold as party favors.

      (c)   "Territory": United States (fifty states) and Canada

      (d)   "Marketing Date": September 1, 1996 for "Looney Tunes" and "Space
                              Jam" Licensed Products, with the exception as noted below.

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                              *Omitted and filed separately with the Commission.

            Licensee specifically understands and agrees that the category of SPACE JAM "Plush" Licensed Products shall not be on the retail shelves until December 1, 1996.

      (e) "Term": With respect to Licensed Property "Looney Tunes" the Term shall be January 1, 1996 through *REDACTED. With respect to Licensed Property "Space Jam" the Term shall be January 1, 1996 through *REDACTED.

      (f) "Royalty Rate": With respect to Licensed Property, "Looney Tunes" Licensee shall pay *REDACTED of all net sales. With respect to Licensed Property, "Space Jam" Licensee shall pay *REDACTED of all net sales.

      (g) "Guaranteed Consideration": The sum of *REDACTED payable as follows:

            *REDACTED payable simultaneously upon the execution hereof; and

            *REDACTED payable on or before *REDACTED

            *REDACTED payable on or before *REDACTED

            *REDACTED payable on or before *REDACTED

            *REDACTED payable on or before *REDACTED

            *REDACTED payable on or before *REDACTED.

2.    GRANT OF LICENSE.

      (a) Upon the terms and conditions set forth in this agreement, Licensor hereby grants to Licensee and Licensee hereby accepts for the Term of this Agreement, a license to utilize the Licensed Property solely on or in connection with the manufacture, distribution and sale of the Licensed Product(s) as specified above for the ultimate retail sale to the public throughout the Territory on an exclusive basis subject to Paragraph 1(b). Licensee acknowledges that Licensor has granted rights to certain characters "Nerdlucks" based from the Motion Picture to an alternate licensee through an affiliate of Licensor. Licensee further acknowledges that Licensor may grant a license to a third party for the category of "Plush Characters" embodied with electronic features, so long as the third party advertises the electronic "Plush" on television.

      (b) For purposes of interpretation throughout this Agreement, every application and utilization of each enumerated Licensed Property set forth above as to any given Licensed Product set forth above shall be considered as a separate grant, and as a separate Licensed Product.

      (c) Licensee specifically understands and agrees that no rights are granted herein with respect to the Warner Bros. "shield" logo or trademark, or any other trademark(s), logo(s) or copyrights owned by Licensor other than those specifically set forth above in the Licensed Property, it being understood that all rights in and to said properties are reserved exclusively to Licensor for use and/or licensing as it deems appropriate to third party(s) or its choice.

      (d) Licensee specifically understands and agrees that no rights are granted herein with respect to the Warner Bros. "LOONEY TUNES LOVABLES" infant property, it being

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                              *Omitted and filed separately with the Commission.

            understood that all rights in and to said property are reserved exclusively to Licensor for use and/or licensing as it deems appropriate to third party(s) of its choice.

      (e) Without limiting any other approvals of Licensor as contained herein, no television commercials may be utilized under this License without the specific prior written approval of Licensor.

3.    CONSIDERATION.

      (a) The Guaranteed Consideration paid by Licensee as set forth above shall be applied against such royalties as are, or have become, due to Licensor. No part of such Guaranteed Consideration shall be repayable to Licensee. Royalties earned in excess of the Guaranteed Consideration applicable to the Term hereof shall not offset any Guaranteed Consideration required in respect of the succeeding renewal term (if any); likewise, royalties earned in excess of the Guaranteed Consideration applicable to the renewal term shall not offset any Guaranteed Consideration applicable to any prior term.

      (b) To secure payment by Licensee to Licensor of the Guaranteed Consideration referred to in Paragraph 3(a) above, Licensee shall deliver to Licensor and original irrevocable standby letter of credit in an aggregate fact amount of *REDACTED (the "Letter of Credit"). Timely delivery of the Letter of Credit shall by thirty
            (30) days after execution of this Agreement. The Letter of Credit shall have a term concurrent with the Term of this Agreement and shall be self-liquidating to the amount of Guaranteed Consideration remaining unpaid under this Agreement. Upon payment to Licensor of the total amount of Guaranteed Consideration due under this Agreement, the Letter of Credit shall terminate. The Letter of Credit shall be issued by a United States bank approved by Licensor and shall contain terms and conditions satisfactory to Licensor in its reasonable discretion. In the event of the bankruptcy or insolvency of Licensee, or upon the occurrence of any other default as set forth in Paragraph 14 below, in addition to Licensor's other rights and remedies hereunder, at law, in equity or otherwise, Licensor shall, at Licensor's election, be entitled to draw down the full face amount available under the Letter of Credit and retain all such as cash collateral and then or at any time thereafter apply such sums against any and all amounts then due or thereafter to become due to Licensor hereunder, at law, in equity or otherwise.

      (c) ROYALTY PAYMENTS: Licensee shall pay to Licensor a sum equal to the Royalty Rate as set forth above of all net sales by Licensee of the Licensed Product(s) covered by this Agreement. The term "net sales" shall mean the gross invoice price billed customers, less quantity discounts, returns and freight charges if itemized separately, but no deduction shall be made for uncollectable accounts. It is a material term and condition of this Agreement that Licensee report net sales separately on each of the Licensed Properties and on a country-by-country basis. In the event Licensee fails to do so, Licensor shall have the right to terminate this Agreement. No costs incurred in the manufacture, sale, distribution, advertisement, or exploitation of the Licensed Product(s) shall be deducted from any royalties payable by Licensee.

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      (d)   Royalties shall be payable concurrently with the periodic statements required in Paragraph 5 hereof, except to the extent offset by Guaranteed Consideration theretofore remitted.

4.    RESERVATION OF RIGHTS; PREMIUMS.

      (a) Licensor reserves all rights not expressly conveyed to Licensee hereunder, and Licensor may grant licenses to others to use the Licensed Property, artwork and textual matter in connection with other products whether similar or identical to the Licensed Product(s).

      (b) Notwithstanding anything to the contrary in the foregoing paragraph or elsewhere set forth in this Agreement, Licensor specifically reserves the right without limitation throughout the world to itself use, or license any third party(s) of its choice for the manufacture, distribution and sale of product. similar or identical to those licensed herein in Paragraph 1(b) above for sale through any catalogue(s) produced or distributed by or on behalf of Licensor or its affiliated companies, or for sale or distribution in any theaters or arena, or for sale or distribution in any retail stores operated by or on behalf of Licensor, its affiliated companies franchises, or for sale or distribution in any theme/amusement parks operated by or on behalf of Licensor and its affiliated companies, including without limitation, the Six Flags and Movie World parks. In addition, Licensor reserves the right to allow Six Flags Corporation and Movie World to manufacture (or have manufactured by a third party) products similar or identical to those licensed herein for distribution or sale in theme and/or amusement parks owned or operated by Six Flags Corporation and Movie World. Further, Licensor reserves the right to use, or license others to use, and/or manufacture products similar or identical to those licensed herein for use as premiums.

      (c) Licensee agrees that it will not use, or knowingly permit the use of, and will exercise due care that its customers likewise will refrain from the use of, the Licensed Product(s) as a premium, except with the prior written consent of Licensor. Subject to Licensor's prior written approval as aforesaid, Licensee shall pay to Licensor a sum equal to TEN PERCENT (1O%) of all premium sales. For purposes of this paragraph, the term "premium" shall be defined as including, but not necessarily limited to, combination sales, free or self-liquidating items offered to the public in conjunction with the sale or promotion of a product or service, including traffic building or continuity visits by the consumer/customer, or any similar scheme or device, the prime intent of which is to use the Licensed Products in such a way as to promote, publicize and or sell the products, services or business image of the user of such item.

5.    PERIODIC STATEMENTS.

      (a) Within THIRTY (30) days after the initial shipment of the Licensed Product(s) and promptly on the 30th day of every month thereafter, Licensee shall furnish to Licensor complete and accurate statements certified to be accurate by Licensee, or if a corporation, by an officer of Licensee, showing with respect to all Licensed Product(s) distributed and sold by Licensee during the preceding calendar month the number of units, description of items sold (specifying the components of the Licensed Property utilized and specifying the nature of the Licensed Product(s), gross sales price and itemized deductions

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
            from gross sales price, and net sales price together with any returns made during the preceding calendar month. Such statements shall be furnished to Licensor whether or not any of the Licensed Product(s) have been sold during calendar months to which such statements refer. Receipt or acceptance by Licensor of any of the statements furnished pursuant to this Agreement or of any sums paid hereunder shall not preclude Licensor from questioning the correctness thereof at any time, and in the event that any inconsistencies or mistakes are discovered in such statements or payments, they shall immediately be rectified and the appropriate payments made by Licensee. Upon demand of Licensor, Licensee shall at its own expense, but not more than once in any TWELVE (12) month period, furnish to Licensor a detailed statement by an independent certified public accountant showing the number, description of items sold specifying the components of the Licensed Property utilized and nature of Licensed Product(s), gross sales price itemized deductions from gross sales price and net sales price of the Licensed Product(s) covered by this Agreement distributed and/or sold by Licensee up to and including the date upon which Licensor has made such demand.

      (b) The statements and payments required hereunder shall be delivered to:

            Warner Bros. Consumer Products
            4000 Warner Boulevard
            Bridge Building, 4th Floor
            Burbank, California 91522
            Attn:    Asst.  controller, Domestic Accounting

      (c) Any payments which are made to Licensor hereunder after the due date required therefore shall bear interest at the then current prime rate (or the maximum rate permissible by law, if less than the current prime rate) from the date such payments are due to the date of payment. Licensor's right hereunder to interest on late payments shall not preclude Licensor from exercising any of its other rights or remedies pursuant to this Agreement or otherwise with regard to Licensee's failure to make timely remittances.

6.    BOOKS AND RECORDS.

      (a) Licensee shall keep, maintain and preserve (in Licensee's principal place of business) for at least two (2) years following termination or expiration of the term of this Agreement or any renewal(s) hereof, complete and accurate records of accounts including, without limitation, purchase orders, inventory records, invoices, correspondence, banking and financial and other records pertaining to the various items required to be submitted by Licensee. Such records and accounts shall be available for inspection and audit at any time or times during or after the term of this Agreement or any renewal(s) hereof during reasonable business hours and upon reasonable notice by Licensor or its nominees. Licensee agrees not to cause or permit any interference with Licensor or nominees of Licensor in the performance of their duties. During such inspections and audits, Licensor shall have the right to take extracts and/or make copies of Licensee's records as it deems necessary.

      (b) The exercise by Licensor in whole or in part, at any time of the right to audit records and accounts or of any other right herein granted, or the acceptance by Licensor of any statement or statements or the receipt and/or deposit by Licensor, of any payment tendered by or on

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
            behalf of Licensee shall be without prejudice to any rights or remedies of Licensor and such acceptance, receipt and/or deposit shall not preclude or prevent Licensor from thereafter disputing the accuracy of any such statement or payments

      (c) if pursuant to its right. hereunder Licensor causes an audit and inspection to be instituted which thereafter discloses a deficiency between the amount found to be due to Licensor and the amount actually received or credited to Licensor, then Licensee shall be responsible for payment of the deficiency, together with interest thereon at the then current prime rate from the date such amount became due until the date of payment, and, if the deficiency is more than five percent (5%), then Licensee shall pay the reasonable costs and expenses of such audit and inspection.

7.    INDEMNIFICATIONS.

      (a) During the Term, and continuing after the expiration or termination of this Agreement, Licensor shall indemnify Licensee and shall hold it harmless from any loss, liability, damage, cost or expense arising out of any claims or suits which may be brought or made against License by reason of the breach by Licensor of the warranties or representations as set forth in Paragraph 12 hereof, provided that Licensee shall give prompt written notice, and full cooperation and assistance to Licensor relative to any such claim or suit and provided, further, that Licensor shall have the option to undertake and conduct the defense of any suit so brought. Licensee shall not, however, be entitled to recover for lost profits. Licensee shall cooperate fully in all respects with Licensor in the conduct and defense of said suit and/or proceedings related thereto.

      (b) During the Term, and continuing after the expiration or termination of this Agreement, Licensee shall indemnify Licensor and shall hold it harmless from any loss, liability, damage, cost or expense arising out of any claims or suits which may be brought or made against Licensor by reason of: (i) any breach of Licensee's covenants and undertakings hereunder, including those set forth in Paragraph 13 hereof; (ii) any unauthorized use of the Licensed Property; (iii) any use of any trademark, copyright, design, patent, process, method. or device, except for those uses of the Licensed Property that are specifically approved by Licensor pursuant to the terms of this Agreement; (iv) Licensee's non-compliance with any applicable federal, state or local laws or with any other applicable regulations; and (v) any alleged defects and/or inherent dangers (whether obvious or hidden) in the Licensed Product(s) or the use thereof.

      (c) with regard to 7(b) above, Licensee agrees to obtain, at its own expense, product liability insurance providing adequate protection for Licenser and Licensee against any such claims or suits in amounts no less than three million dollars ($3,000,000) per occurrence, combined single limits. Simultaneously with the execution of this Agreement, Licensee undertakes to submit to Licensor a fully paid policy or certificate of insurance naming Licensor as an additional insured party and, requiring that the insurer shall not terminate or materially modify such without written notice to Licensor at least twenty (20) days in advance thereof.

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8.    ARTWORK; COPYRIGHT AND TRADEMARK NOTICES.

      (a) The Licensed Property shall be displayed or used only in such form and in such manner as has been specifically approved in writing by Licensor in advance and Licensee undertakes to assure usage of the Trademark(s) and the License Property solely as approved hereunder. Licensee further agrees and acknowledges that any and all artwork authorized for use hereunder by Licensor in connection with the Licensed Product(s) or which otherwise features or includes the Licensed Property shall be owned in its entirety exclusively by Licensor. Licensor reserves for itself or its designees all rights to use any and all artwork created, utilized and(or approved hereunder without limitation.

      (b) Licensee acknowledges that, as between Licensor and Licensee, the Licensed Property and all copyrights, trademarks and other proprietary rights in and to the Licensed Property are owned exclusively by Licensor. Licensee acknowledges that Licensor shall have the right to terminate this Agreement in the event Licensee asserts any rights (other than those granted pursuant to the Agreement) in or to the Licensed Property. Licensee further agrees and acknowledges that Licensor shall own the copyright and other proprietary rights in any and all artwork authorized for use hereunder that incorporates the Licensed Property. At the request of Licensor, Licensee shall execute such form(s) of assignment of copyright in any amendments or derivative works based in whole or part on the Licensed Property as Licensor may reasonably request. If any third party makes or has made any contribution to the creation of artwork authorized for use hereunder, Licensee agrees to obtain from such party a full assignment of rights so that the foregoing assignment by Licensee shall vest full right in Licensor.

      (c) Licensee shall, within thirty (30) days of receiving an invoice, pay Licensor for artwork executed by Licensor (or by third parties under contract to Licensor) for use in the development of the Licensed Product(s) and any related packaging, display and promotional materials at Licensor's prevailing commercial art rates. The foregoing shall include any artwork that, in Licensor's opinion, is necessary to modify artwork initially prepared by Licensee and submitted for approval. Estimates of artwork charges are available upon request.

      (d) Licensee shall cause to be imprinted, irremovably and legibly on each Licensed Product(s) manufactured, distributed or sold under this Agreement, and all advertising, promotional, packaging and wrapping material wherein the Licensed Property appears, the following as directed by Licensor:

            (i) The appropriate Copyright Notices, as directed and in each instance specified by Licensor, including an encircled c, the name of Licensor, year date of first publication of the art and/or textual material generally in the following form:

                  TX & (copyright) Warner Bros.  199_.

                  LOONEY TUNES, characters, names and all related indicia are trademarks of Warner Bros. (copyright) l99_.

                  (The year date shall be as instructed by Licensor)

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            (ii)  The appropriate Trademark Notices with respect to the
                  Trademark (s) and Character (s) (and any component thereof) as specified in each instance by Licensor, including the initials "TM" or the letter "R" encircled or "*" (asterisk), and/or such legend(s) as may be required by Licensor, including but not limited to a legend indicating that the Licensed Property (and any component thereof) are trademarks of Licensor used under license by Licensee.

      (e) In no event shall Licensee use, in respect to the Licensed Product(s) and/or in relation to any advertising, promotional, packaging or wrapping material, any copyright or trademark notices which shall conflict with, be confusing with, or negate, any notices required hereunder by Licensor in respect to the Licensed Property.

      (f) Licensee agrees to deliver to Licensor free of cost twelve (12) of each of the Licensed Product(s) together with their packaging and wrapping material for trademark registration purposes in compliance with applicable laws, simultaneously upon distribution to the public. Any, copyrights or trademarks with respect to the Licensed Property shall be procured by and for the benefit of Licensor and at Licensor's expense. Licensee further agrees to provide Licensor with the date of the first use of the Licensed Product(S) in interstate and intrastate commerce.

      (g) Licensee shall assist Licensor, at Licensor's expense, in the procurement, protection, and maintenance of Licensor's' rights to the Licensed Property. Licensor may, in its sole discretion, commence or prosecute and effect the disposition of any claims or suits relative to the imitation, infringement and/or unauthorized use of the Licensed Property either in its own name, or in the name of Licensee, or join Licensee as a party in the prosecution of such claims or suits. Licensee agrees to cooperate fully with Licensor in connection with any such claims or suits and undertakes to furnish full assistance to Licensor in the conduct of all proceedings in regard thereto. Licensee shall promptly notify Licensor in writing of any infringements or imitations or unauthorized uses by others of the Licensed Property, on or in relation to products identical to similar to or related to the Licensed Product(s). Licensor shall in its sole discretion have the right to settle or effect compromises in respect thereof . Licensee shall not institute any suit or take any action on account of such infringements, imitations or unauthorized uses.

9.    APPROVALS AND QUALITY CONTR0LS,

      (a) Licensee agrees to comply and maintain compliance with the quality standards and specifications of Licensor in respect to all usage of the Licensed Property on or in relation to the Licensed Product(s) throughout the Term of this Agreement and any renewals or extensions thereof. Licensee agrees to furnish to Licensor free of cost for its written approval as to quality and style, samples of each of the Licensed Product(s), together with their packaging, hangtags, and wrapping material, as follows in the successive stages indicated (a) rough sketches/layout concepts; (b) finished artwork or final proofs; (c)pre-production samples or strike-offs; (d) finished products, including packaged samples.

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      (b)   No Licensed Product(s) and no material whatever utilizing the
            Licensed Property shall be manufactured, sold, distributed or promoted by Licensee without prior written approval. Licensee may, subject to Licensor's prior written approval, use textual and/or pictorial matter pertaining to the Licensed Property on such promotional, display and advertising material as may, in its reasonable judgment, promote the sale of the Licensed Product(s). All advertising and promotional material relating to the Licensed Product(s) must be submitted to the Licensor for its written approval at the following stages appropriate to the medium used: (a) rough concepts (b) layout, storyboard, script; and (c) finished materials.

      (c) Approval or disapproval shall lie in Licensor's sole discretion. Any Licensed Product(s) not approved in writing shall be deemed unlicensed and shall not be manufactured or sold. If any unapproved Licensed Product(s) are being sold, Licensor may, together with other remedies available to it including, but not limited to, immediate termination of this Agreement, require such Licensed Product(s) to be immediately withdrawn from the market and to be destroyed, such destruction to be attested to in a certificate signed by an officer of Licensee.

      (d) Any modification of a Licensed Product must be submitted in advance for Licensor's written approval as if it were a new Licensed Product. Approval of a Licensed Product which uses particular artwork does not imply approval of such artwork for use with a different Licensed Product.

      (e) Licensed Product(s) must conform in all material respects to the final production samples approved by Licensor. If in Licensor's reasonable judgment, the quality of a Licensed Product originally approved has deteriorated in later production runs, or if a Licensed Product has otherwise been altered, Licensor may, in addition to other remedies available to it, require that such Licensed Product be immediately withdrawn from the market.

      (f) Licensee shall permit Licensor, upon reasonable notice, to inspect Licensee's manufacturing operations and testing records (including those operations and records of any supplier or manufacturer approved pursuant to Paragraph 10 below) with respect to the Licensed Product(s).

      (g) If any changes or modifications are required to be made to any material submitted to Licensor for its written approval in order to ensure compliance with Licensor's specifications or standards of quality, Licensee agrees promptly to make such changes or modifications. Subsequent to final approval, no fewer than twenty-four (24) production samples of Licensed Product(s) will be sent to Licensor, to ensure quality control simultaneously upon distribution to the public. In addition, Licensor shall have the right to purchase any and all Licensed Product(s) in any quantity at the price Licensee charges its best customer at the maximum discount price.

      (h) To avoid confusion of the public, Licensee agrees not to associate other characters or licensed properties with the Licensed Property on the Licensed Product(s) or in any packaging, promotional or display materials unless Licensee receives Licensor's prior written approval. Furthermore, Licensee agrees not to use the Licensed

              Property (or any component thereof) on any business sign, business cards, stationery or forms, nor to use the Licensed Property as part of the name of Licensee's business or any division thereof.

       (i) Licensee shall use its best of forts to notify its customers of the requirement that Licensor has the right to approve all promotional, display and advertising material pursuant to this Agreement.

       (j) It is understood and agreed that any animation used in electronic media, including but not limited to animation for television commercials and character voices for radio commercials, shall be produced by Warner Bras. Animation pursuant to a separate agreement between Licensee and Warner Bros. Animation, subject to Warner Bras. Animation customary rates. Any payment made to Warner Bros. Animation for such animation shall be in addition to and shall not offset the Consideration set forth in Paragraph 3.

       (k) Licensor's approval of Licensed Product(s) (including without limitation, the Licensed Product(s) themselves as well as promotional, display and advertising materials) shall in no way constitute or be construed as an approval by Licensor of Licensee's use of any trademark, copyright and/or other proprietary materials, not owned by Licensor

  10.   DISTRIBUTION; SUB-LICENSE MANUFACTURE

       (a) Within the Channels of Distribution as set forth in Paragraph 1(b) hereof, Licensee shall sell the Licensed Product(s) either to jobbers, wholesalers, distributors or retailers for sale or resale and distribution directly to the public. Unless explicitly set forth in Paragraph 1(h) hereof, Licensee shall not sell the Licensed Product(s) through any cable home shopping service. If Licensee sells or distributes the Licensed Product(s) at a special price, directly or indirectly, to itself, including with out limitation, any subsidiary of Licensee or to any other person, firm, or corporation affiliated with Licensee or its officers, directors or major stockholders, for ultimate sale to unrelated third parties, Licensee shall pay royalties with respect such sales or distribution, based upon the price generally charged the trade by Licensee.

       (b) Licensee shall not be entitled to sublicense any of its rights under this Agreement. In the event Licensee is not the manufacturer of the Licensed Product(s), Licensee shall be, subject to the prior written approval of Licensor (which approval shall not be unreasonably withheld), be entitled to utilize a third party manufacturer in connection with the manufacture and production of the Licensed Product(s) provided that such manufacturer shall execute a letter in the form of Exhibit 1 attached hereto and by this reference made a part hereof. In such event, Licensee shall remain primarily obligated under all of the provisions of this Agreement. In no event shall any such sublicense agreement include the right to grant any further sublicenses.

11.   GOODWILL.

            Licensee recognizes the great value of the publicity and goodwill associated with the Licensed Property and, acknowledges (i) such goodwill is exclusively that of Licensor and (ii) that the Licensed Property have acquired a secondary meaning as Licensor's trademarks and/or identifications in the mind or the purchasing public. Licensee further recognizes and acknowledges that a breach by Licensee of any of its covenants, agreements or undertakings hereunder will cause Licensor irreparable damage, which cannot be readily remedied in damaqes in an action at law, and may, in addition thereto, constitute an infringement of Licensor'8 copyrights, trademarks and/other proprietary rights in, and to the Licensed Property, thereby entitling Licensor to seek equitable remedies and costs.

12.   LICENSOR'S WARRANTIES AND REPRESENTATIONS.

      Licensor represents and warrants to Licensee that:

      (a) It has, and will have throughout the Term of this Agreement, the right to license the Licensed Property to Licensee in accordance with the terms and provisions of this Agreement; and

      (b) The making of this Agreement by Licensor does not violate any agreements, rights or obligations existing between Licensor and any other person, firm or corporation.

13.   LICENSEE'S WARRANTIES AND REPRESENTATIONS.

      Licensee represents and warrants to Licensor that, during the Term and thereafter:

      (a) It will not attack the title of Licensor or its Grantors in and to the Licensed Property or any copyright or trademark pertaining thereto, nor will it attack the validity of the license granted hereunder;

      (b) It will not harm, misuse or bring into disrepute the Licensed Property, but on the contrary, will maintain the value and reputation thereof to the best of its ability;

      (c) It will manufacture, sell, promote and distribute the Licensed Product(s) in an ethical manner and in accordance with the terms and intent of this Agreement, and in compliance with all applicable government regulations and industry standards;

      (d) It will not create any expenses chargeable to Licensor without the prior written approval of Licensor;

      (e) It will protect to the best of its ability its right to manufacture, sell, promote, and distribute the Licensed Product(s) hereunder;

      (f) It will at all times comply with all government laws and regulations, including but not limited to product safety, food, health, drug, cosmetic, sanitary or other similar laws, and all voluntary industry standards relating or pertaining to the manufacture, sale, advertising or use of the Licensed Product(s), and shall maintain its appropriate customary high quality standards. It shall comply with any regulatory agencies which shall have jurisdiction over the Licensed Product(s) and shall procure and maintain in force any and all permissions, certifications and or other authorizations from governmental and/or other official authorities that may be required in relation thereto. Each Licensed Product and component thereof distributed hereunder shall comply with all applicable laws, regulations and voluntary industry standards. Licensee shall follow reasonable and proper procedures for testing that all Licensed Product(s) comply with such laws, regulations and standards. Upon reasonable notice, Licensee shall permit

            Licensor or its designees to inspect testing records and procedures with respect to the Licensed Product(s) for compliance. Licensed Product(s) that do not comply with all applicable laws regulations and standards shall automatically be deemed unapproved;

      (g) It shall, upon Licensor's request, provide credit information to Licensor including, but not limited to, fiscal year-end financial statements (profit-and-loss statement and balance sheet) and operating statements;

      (h) It will provide Licensor with the date(s) of first use of the Licensed Product(s) in interstate and intrastate commerce, where appropriate;

      (i) It will, pursuant to Licensor's instructions, duly take any and all necessary steps to secure execution of all necessary documentation for the recordation of itself as user of the Licensed Property in any jurisdiction where this is required or where Licensor reasonably requests that such recordation shall be effected. Licensee further agrees that it will at its own expense cooperate with Licensor in cancellation of any such recordation at the expiration of this Agreement or upon termination of Licensee's right to use the Licensed Property. Licensee hereby appoints Licensor its Attorney-in-fact for such purpose; and

      (j) It will not deliver or sell Licensed Products outside the Territory or knowingly sell Licensed Products to a third party for delivery outside the Territory.

14.   TERMINATION BY LICENSOR.

      (a) Licensor shall have the right to terminate this Agreement without prejudice to any rights which it may have in the premises, whether pursuant to the provisions of this Agreement, in law, or in equity, or otherwise, upon the occurrence of any one or more of the following events (herein called "defaults"):

            (i) If Licensee defaults in the performance of any of its obligations provided for in this Agreement; or

            (ii) Licensee shall have failed to deliver to Licensor or to maintain in full force and effect the insurance referred to in Paragraph 7(c) hereof; or

            (iii) If Licensee shall fail to make any payments due hereunder on the date due; or

            (iv) If Licensee shall fail to deliver any of the statements hereinabove referred to or to give access to the premises and/or license records pursuant to the provisions hereof to Licensor's authorized representatives for the purposes permitted hereunder; or

            (v) If Licensee shall fail to comply with any laws, regulations or voluntary industry standards as provided in Paragraph 13(f) or if any governmental agency or other body, office or official vested with appropriate authority finds that the Licensed Product(s) are harmful or defective in any way, manner or form, or are being manufactured, sold or distributed in contravention of applicable laws, regulations or standards, or in a manner likely to cause harm; or

            (vi) If Licensee shall be unable to pay its debts when due, or shall make any assignment for the benefit of creditors, or shall file any petition under the bankruptcy or insolvency laws of any jurisdiction, county or place, or shall have or suffer a receiver or trustee to be appointed for its business or property, or be adjudicated a bankrupt or an insolvent; or

            (vii) In the event that Licensee does not commence in good faith to manufacture, distribute and sell each Licensed Product(s) and utilize each Character set forth in the Licensed Property within the Territory on or before the Marketing Date and thereafter fails to diligently and continuously manufacture, distribute and sell each of the Licensed Products and utilize each Character within the Territory. Such default and Licensor's resultant right of termination (or recapture) shall only apply to the specific Character(s) and/or the specific Licensed Product(s), which or wherein Licensee fails to meet said Marketing Date requirement; or

            (viii)If Licensee shall manufacture, sell or distribute, whichever first occurs, any of the Licensed Products(s) without the prior written approval of Licensor as provided in Paragraph 9 hereof; or

            (ix)  If Licensee undergoes a substantial change of management; or

            (x) If a manufacturer approved pursuant to Paragraph 10(b) hereof shall engage in conduct, which conduct if engaged in by Licensee would entitle Licensor to terminate this Agreement; or

            (xi) If Licensee delivers or sells Licensed Product(s) outside the Territory or knowingly sells Licensed Products(s) to a third party for delivery outside the Territory; or

            (xii) If Licensee has made a material misrepresentation or has omitted to state a material fact necessary to make the statements not misleading; or

            (xiii)If Licensee shall breach any other agreement in effect between Licensee and Licensor.

      (b) In the event any of these defaults occur, Licensor shall give notice of termination in writing to Licensee by certified mail. Licensee shall have ten (10) days from the date of receiving notice in which to correct any of these defaults (except subdivisions (vii), (viii), (xi) and (xii) above which are not curable), and failing such, this Agreement shall thereupon immediately terminate, and any and all payments then or later due from Licensee hereunder (including Guaranteed Consideration) shall then be promptly due and payable and no portion of prior payments shall be repayable to Licensee.

    15.  FINAL STATEMENT UPON TERMINATION OR EXPIRATION.

               Licensee shall deliver, as soon as practicable, but not later than thirty (30) days following expiration or termination, a statement indicating the number and description of Licensed Product(s) on hand together with a description of all advertising and promotional materials relating thereto. Following expiration or termination, Licensee shall not continue to manufacture the Licensed Product(s). However, if Licensee has complied with all the terms of this Agreement, including, but not limited to, complete and timely payment of the Guaranteed Consideration then, Licensee may continue to distribute and sell its remaining inventory on a non-exclusive basis for a period not to exceed SIXTY (60) days following such termination or expiration, subject to payment of applicable royalties thereto. In no event, however, may Licensee distribute and sell during such period an amount of Licensed Product(s) that exceeds the average amount of Licensed Product(s) sold during a consecutive SIXTY (60) day period during the Term. If Licensee has any remaining inventory of the Licensed Product(s) following such SIXTY (60) day period, Licensee shall, at Licensor's option, make available such inventory to Licensor for purchase at cost, deliver up to Licensor for destruction said remaining inventory or furnish to Licensor an affidavit attesting to the destruction of said remaining inventory. Licensor shall have the right to conduct a physical inventory in order to ascertain or verify such inventory and/or physical inventory. In the event this Agreement is terminated by Licensor for cause, Licensee shall be deemed to have forfeited its sell-off rights hereunder. In addition to the forfeiture, Licensor shall have recourse to all other legal remedies available to it.

16.   NOTICES.

            Except as otherwise specifically provided herein, all notices which either party hereto is required or may desire to give to the other shall be given by addressing the same to the other at the address set forth above, or at such other address as may be designated in writing by any such party in a notice to the other given in the manner prescribed in this paragraph. All such notices shall be sufficiently given when the same shall be deposited so addressed, postage prepaid, in the United States mail and/or when the same shall have been delivered, so addressed, to a facsimile or over-night delivery service and the date of said mailing shall be the date of the giving of such notice' and/or transmitted via facsimile with receipt of a confirming copy.

17.   NO PARTNERSHIP, ETC.

            This Agreement does not constitute and shall not be construed as constitution of a partnership or joint venture between Licensor and Licensee. Neither party shall have any right to obligate or bind the other party in any manner whatsoever, and nothing contained herein shall give, or is intended to give, any rights of any kind to any third persons.

18. NON-ASSIGNABILITY.

            This Agreement shall bind and inure to the benefit of Licensor, its successors and assigns. This Agreement is personal to Licensee, and Licensee shall not sub-license nor franchise its rights hereunder, and neither this Agreement nor any of the rights of Licensee hereunder shall be sold, transferred or assigned by Licensee and no rights hereunder shall devolve by operation of law or otherwise upon any receiver, liquidator, trustee or other party.

19.   CONSTRUCTION.

            This Agreement shall be construed in accordance with the laws of the State of California of the United States of America.

20.   WAIVER, MODIFICATION ETC.

            No waiver, modification or cancellation of any term or condition of this Agreement shall be effective unless executed in writing by the party charged therewith. No written waiver shall excuse the performance of any acts other than those specifically referred to therein. The fact that the Licensor has not previously insisted upon Licensee expressly complying with any provision of this Agreement shall not be deemed to be a waiver of Licensor's future right to require compliance in respect thereof and Licensee specifically acknowledges and agrees that the prior forbearance in respect of any act, term or condition shall not prevent Licensor from subsequently requiring full and complete compliance thereafter. If any term or provision of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction or any other authority vested with jurisdiction, such holding shall not affect the validity or enforceability of any other term or provision hereto and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal or unenforceable, had never been contained herein. Headings of paragraphs herein are for convenience only and are without substantive significance.

21.   ACCEPTANCE BY LICENSOR;

            This instrument, when signed by Licensee shall be deemed an application for license and not a binding agreement unless and until accepted by Warner Bros. Consumer Products by signature of a duly authorized officer and the delivery of such a signed copy to Licensee. The receipt and/or deposit by Warner Bros. Consumer Products of any check or other consideration given by Licensee and/or delivery of any material by Warner Bros. Consumer Products to Licensee shall not be deemed an acceptance by Warner Bros. Consumer Products of this application. The foregoing shall apply to any documents relating to renewals or modifications hereof.

      This Agreement shall be of no force or effect unless and until it is signed by all of the parties listed below:

      AGREED AND ACCEPTED:                        AGREED AND ACCEPTED:
      LICENSOR:                                   LICENSEE:

      PARKER BR0S. CONSUMER PRODUCTS, A           ACE NOVELTY COMPANY, INC.
      TIME WARNER ENTERAINMENT COMPANY
      as Agent for Warner Bros., a
      division of Time Warner
      Entertainment Company, L.P.

      By:/s/ GARY R. SIMON                        By:/s/ SAUL GAMORAN
             Gary R. Simon
             Vice President, Legal Affairs

      Date:   3/22/96                             Date:3/19/96

                            EXHIBIT 1 #6832-SPJ/WBLT


                                      Dated


Warner Bros. Consumer Products
4000 Warner Boulevard
Burbank, CA 91522

RE: APPROVAL FOR THIRD PARTY MANUFACTURER

Gentlemen:

      This letter will serve as notice to you that pursuant to Paragraph 10(b) of the License Agreement dated ______, 199_ between your client WARNER BROS. and ACE NOVELTY COMPANY INC, ("Licensee"), we have been engaged as the manufacturer for LICENSEE in connection with the manufacture of the Licensed Product(s) as defined in the aforesaid License Agreement. We hereby acknowledge that we may not manufacture Licensed Product(s) for, or sell or distribute Licensed Product(s) to, anyone other than Licensee. We hereby further acknowledge that we have received a copy and are cognizant of the terms and conditions set forth in said License Agreement and hereby agree to observe those provisions of said License Agreement which are applicable to our function as manufacturer of the Licensed Product(s). It is understood that this engagement is on a royalty free basis.

      We understand that our engagement as the manufacturer for LICENSEE is subject to your written approval. We request, therefore, that you sign in the space below, thereby showing your acceptance of our engagement as aforesaid.

                                            Sincerely,

                                            _______________________________
                                            MANUFACTURER/COMPANY NAME



                                            By:____________________________
                                               SIGNATURE

                                               ____________________________
                                               PRINTED NAME
                                               ____________________________
                                               ADDRESS

                                               ____________________________

                                               ____________________________
                                               DATED


   AGREED TO AND ACCEPTED:

   WARNER BROS. CONSUMER PRODUCTS


   By:________________________
      Gary R. Simon
      Vice President, Legal Affairs

   Date:_______________